Privileged and Confidential

Last Updated: March 3, 2021

EXHIBIT 99.1

VPC Impact Acquisition Holdings III, Inc. Announces Pricing of $225 Million Initial Public Offering

CHICAGO – March 4, 2021 – VPC Impact Acquisition Holdings III, Inc. (the “Company”), a special purpose acquisition company formed for the purpose of entering into a combination with one or more businesses or entities, today announced the pricing of its initial public offering of 22,500,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange, or the NYSE, and trade under the ticker symbol “VPCC.U” beginning March 5, 2021. Each unit consists of one share of Class A common stock and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the NYSE and trade under the symbols “VPCC” and “VPCC WS,” respectively.

The Company intends to pursue a business combination with a high-growth business in the Fintech industry headquartered or with operations in the United States and an enterprise value of approximately $800 million to $3 billion. The company is led by Chairman John Martin, Co-Chief Executive Officers Brendan Carroll and Gordon Watson, and Chief Financial Officer Carly Altieri.

The offering is expected to close on March 9, 2021, subject to customary closing conditions.

Citigroup Global Markets Inc. and Jefferies LLC are serving as the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,375,000 units to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 800-831-9146; or Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement relating to the securities became effective on March 4, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Privileged and Confidential

Last Updated: March 3, 2021

About VPC Impact Acquisition Holdings III, Inc.

VPC Impact Acquisition Holdings III, Inc.’s acquisition and value creation strategy is to identify, partner with and help grow a business in the Fintech industry headquartered or with operations in the United States. The Company’s sponsor is an affiliate of Victory Park Capital, a global investment firm with a long track record of executing debt and equity financing transactions with some of the largest global Fintech companies. The firm was founded in 2007 and is headquartered in Chicago with additional resources in New York, Los Angeles and San Francisco. Victory Park Capital is privately held and a Registered Investment Advisor with the SEC. For more information, please visit: www.victoryparkcapital.com/vih/vpc-impact-acquisition-holdings-iii/

Contacts

Media:

Jordan Niezelski, Edelman

Jordan.Niezelski@edelman.com

Investors:

VIH3Info@victoryparkcapital.com